                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                          CURRENT REPORT ON FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 27, 1996
                                                  -----------------

                           FOUNTAIN OIL INCORPORATED
----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


Delaware                               0-9147                 91-0881481
----------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
of incorporation)                                           Identification No.)



1400 Broadfield Blvd., Suite 100, Houston, Texas              77084-5163
----------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code 281-492-6992
                                                   ------------


----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

          Between November 27 and December 11, 1996, registered holders exercised an aggregate of 248,000 warrants (the "$1.50 Warrants") issued in August 1994, having an original expiration date of November 3, 1997, and entitling the holders thereof to purchase shares of Registrant's Common Stock at an exercise price of $1.50 per share. In connection with such exercises of $1.50 Warrants, Registrant issued and sold an aggregate of 248,000 shares of its Common Stock, par value $0.10 per share (the "$1.50 Warrant Shares").

          The $1.50 Warrant Shares were sold to registered holders of the $1.50 Warrants. No underwriters were involved in the transactions. Each of the $1.50 Warrant Shares was sold for One Dollar and Fifty Cents ($1.50) in cash consideration, and Registrant received aggregate proceeds of $372,000 in connection with the exercise of the $1.50 Warrants.

          In accordance with Rule 901 promulgated under the Securities Act of 1933, as amended (the "Act"), the offer and sale of the $1.50 Warrant Shares were not included within the terms "offer", "offer to sell", "sell", "sale" and "offer to buy" as used in Section 5 of the Act. Each $1.50 Warrant had endorsed thereon a legend stating that the warrant and the securities to be issued upon its exercise had not been registered under the Act and that the warrant could not be exercised by or on behalf of a U.S. person unless registered under the Act or an exemption from such registration was available. Each person exercising a $1.50 Warrant certified in writing that such person was not a U.S. person, that such warrant was not being exercised on behalf of a U.S. person, and that the warrant was being exercised outside the United States. All certificates representing $1.50 Warrant Shares were delivered to the registered holders thereof outside the United States.

                                  SIGNATURES
                                  ----------


   Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FOUNTAIN OIL INCORPORATED


Date:   January 9, 1997                By:  /s/Susan E. Palmer
                                            ------------------
                                            Susan E. Palmer
                                            Corporate Secretary




                                       3